UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2025

EQUITY RESIDENTIAL

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-12252	13-3675988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ERP OPERATING LIMITED PARTNERSHIP (Exact name of Registrant as Specified in Its Charter)
Illinois	0-24920	36-3894853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 474-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 Par Value (Equity Residential)	EQR	The New York Stock Exchange
7.57% Notes due August 15, 2026 (ERP Operating Limited Partnership)	N/A	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 3, 2025, ERP Operating Limited Partnership (the “Operating Partnership”), the operating partnership of Equity Residential, entered into a new $2.5 billion unsecured revolving credit agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as Administrative Agent, and the financial institutions from time to time party thereto. The new credit facility replaced the Operating Partnership’s then existing $2.5 billion revolving credit facility, which was scheduled to mature on October 26, 2027.

The new credit facility matures on December 3, 2030. The Operating Partnership has the ability to increase available borrowings by an additional $1.0 billion by adding lenders to the facility, obtaining the agreement of existing lenders to increase their commitments, or incurring one or more term loans. The interest rate on advances under the Revolving Credit Agreement will generally be Term SOFR or Daily Simple SOFR plus a spread, which is currently 72.5 basis points per annum. In addition, there is a facility fee that accrues on the aggregate commitments under the Revolving Credit Agreement, paid quarterly in arrears, which is currently 12.5 basis points per annum. Both the spread and the facility fee are dependent on the credit rating of the Operating Partnership’s long-term debt. The Revolving Credit Agreement contains customary representations, financial and other affirmative and negative covenants and events of default.

The above description of the new credit facility does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference. Capitalized terms used but not defined herein have the meanings ascribed to them in the Revolving Credit Agreement.

From time to time, one or more of the financial institutions party to the credit facility and certain of their respective affiliates have provided, and may in the future provide, commercial banking, investment banking and other financial advisory services to the Operating Partnership and its affiliates from which they have received or will receive customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Revolving Credit Agreement, dated as of December 3, 2025, among ERP Operating Limited Partnership, Bank of America, N.A., as Administrative Agent, and the financial institutions party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted. The registrants hereby agree to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission (the “SEC”) upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL
Date: December 4, 2025	By: /s/ Scott J. Fenster
Name: Scott J. Fenster
Its: Executive Vice President and General Counsel

ERP OPERATING LIMITED PARTNERSHIP
By: Equity Residential, its general partner
Date: December 4, 2025	By: /s/ Scott J. Fenster
Name: Scott J. Fenster
Its: Executive Vice President and General Counsel